                                       Exhibit 21

   List of Subsidiaries of Bank of Boston Corporation

   There is no parent company of Bank of Boston
 Corporation (the "Corporation").  The First
 National Bank of Boston (the "FNBB"), all of whose voting securities (except for directors' qualifying shares) are owned by the Corporation, is the principal subsidiary of the Corporation. Other major banking subsidiaries of the Corporation are Bank of Vermont, Casco Northern Bank, N.A., Bank of
 Boston Connecticut, Rhode Island Hospital Trust
 National Bank, South Shore Bank, Mechanics Bank and
 Multbank West.

   A number of entities which are owned wholly or in part, either directly or indirectly, by the Corporation are not listed below. However, their assets if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary of the Corporation.

                                       JURISDICTION
 NAME OF SUBSIDIARY(1)                   OF INCORPORATION
The First National Bank of Boston(2)      US
   BancBoston Financial Company           MA
   Bank of Boston International           US Edge Act Corp.
   Boston Overseas Financial Corp.        US Edge Act Corp.
   Boston World Holding Corporation       MA
     Bank of Boston Canada                Canada
      Boston Factors of Canada, Inc.      Canada
   BancBoston Leasing, Inc.               MA
     Boston Leasing Corporation           MA
      Randolph Computer Corporation       DEL
   BancBoston Leasing Services, Inc.      MA
   BancBoston Mortgage Corporation        FLA
   BancBoston Ventures Inc.               MA
 BancBoston Capital Inc.(3)               MA
 BancBoston Trust Company of New York     NY
 BancBoston Investments Inc.              MA
 BancBoston Real Estate Capital Corp.(2)  MA
 BankVermont Corporation                  VT
   Bank of Vermont(2)                     VT
 Boston Overseas Holding Corporation      MA
 Casco Northern Corporation               MA
   Casco Northern Bank, N.A(2)            US
 Colonial Bancorp, Inc.                   MA
   Bank of Boston Connecticut(2)(4)       CT
    BancBoston Capital Inc.(3)            MA
    Fidelity Acceptance Corporation       MN
    Master Plans Corp.                    MA

 (1) Except as noted, each such business organization is either wholly-owned by the Corporation or wholly-owned by a one hundred percent owned subsidiary of the Corporation.

 (2) FNBB and certain other subsidiaries own a number of subsidiaries which hold real property acquired in connection with certain loan workout situations. If considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

 (3) BancBoston Capital, Inc. is owned 24.9% by the
     Corporation and 75.1% by Bank of Boston Connecticut.

 (4) Bank of Boston Connecticut is owned 57% by Society for
     Savings Bancorp, Inc. and 43% by Colonial Bancorp, Inc.

                                       JURISDICTION
 NAME OF SUBSIDIARY(1)                   OF INCORPORATION
 FSC Corp                                   MA
   FNBC Acceptance Corporation              AL
First Louisiana Acceptance Corporation      LA
 Multibank Financial Corp.                  MA
   Multibank West(2)                        MA
   Mechanics Bank(2)                        MA
   South Shore Bank(2)                      MA
    Multibank Leasing Corporation           MA
    Multibank Services Corporation(5)       MA
 RIHT Financial Corporation                 MA
   Rhode Island Hospital Trust National
    Bank(2)                                 US
   Bank of Boston Florida, N.A.             US
   RIHT Life Insurance Co.                  AZ
 Society for Savings Bancorp, Inc.          MA
   Bank of Boston Connecticut(4)            CT

 (1) Except as noted, each such business organization is either wholly-owned by the Corporation or wholly-owned by a one hundred percent owned subsidiary of the Corporation.

 (2) FNBB and certain other subsidiaries own a number of subsidiaries which hold real property acquired in connection with certain loan workout situations. If considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

 (3) BancBoston Capital, Inc. is owned 24.9% by the
     Corporation and 75.1% by Bank of Boston Connecticut.

 (4) Bank of Boston Connecticut is owned 57% by Society for
     Savings Bancorp, Inc. and 43% by Colonial Bancorp, Inc.

 (5) Multibank Services Corporation is owned 44% by South
     Shore Bank, 30% by Mechanics Bank and 26% by Multibank
     West.
